LAS VEGAS SANDS, INC.
                           VENETIAN CASINO RESORT, LLC

                                Offer to Exchange
                          $1,000 in principal amount of
                       12 1/4% Mortgage Notes due 2004 and
           14 1/4% Senior Subordinated Notes due 2005 which have been registered under the Securities Act of 1933,
                     for each $1,000 in principal amount of
                 outstanding 12 1/4% Mortgage Notes due 2004 and
            14 1/4% Senior Subordinated Notes due 2005, respectively,
                   that were issued and sold in a transaction
                exempt from registration under the Securities Act

To Our Clients:

      Enclosed for your consideration is a Prospectus dated ______, 1998 (as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Las Vegas Sands, Inc. and Venetian Casino Resort, LLC (the "Issuers") to exchange up to $425,000,000 in aggregate principal amount of their 12 1/4% Mortgage Notes due 2004 (the "Exchange Mortgage Notes") and $97,500,000 in aggregate principal amount of their 14 1/4% Senior Subordinated Notes due 2005 (the "Exchange Senior Subordinated Notes" and, together with the Exchange Mortgage Notes, the "Exchange Notes") for up to $425,000,000 in aggregate principal amount of their outstanding 12 1/4% Mortgage Notes due 2004 (the "Existing Mortgage Notes") and $97,500,000 in aggregate principal amount of their 14 1/4% Senior Subordinated Notes due 2005 (the "Existing Senior Subordinated Notes" and, together with the Existing Mortgage Notes, the "Existing Notes") that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended.

      The material is being forwarded to you as the beneficial owner of Existing Notes carried by us for your account or benefit but not registered in your name. A tender of any Existing Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuers urge beneficial owners of Existing Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Existing Notes in the Exchange Offer.

      Accordingly, we request instructions as to whether you wish us to tender any or all of the Existing Notes held by us for your account, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Existing Notes.

      Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Existing Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on _______, 1998, unless extended (the "Expiration Date"). Existing Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

      Your attention is directed to the following:

           l. The Exchange Offer is for the exchange of $1,000 principal amount at maturity of the Exchange Notes for (i) each $1,000 principal amount at maturity of the Existing Mortgage Notes, of which $425,000,000 aggregate principal amount of the Existing Mortgage Notes was outstanding as of ____________, 1998 and (ii) each $1,000 principal amount at maturity of the Existing Senior Subordinated Notes, of which $97,500,000 aggregate principal amount of the Existing Senior Subordinated Notes was outstanding as of ____________, 1998. The terms of the Exchange Notes are substantially identical (including principal amount, interest rate, maturity, security and ranking) to the terms of the Existing Notes, except that the Exchange Notes (i) are freely transferable by holders thereof (except as provided in the Prospectus) and (ii) are not entitled to certain registration rights and certain additional interest provisions which are applicable to the Existing Notes under a registration rights agreement (the "Registration Rights Agreement") among the Issuers, Lido Intermediate Holding Company, LLC, Mall Intermediate Holding Company, LLC and Grand Canal Shops Mall Construction, LLC, as guarantors, and, Goldman, Sachs & Co. and Bear, Stearns & Co., Inc., as initial purchasers (the "Initial Purchasers").

           2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS, SEE "THE EXCHANGE OFFER--CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.

           3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on _______, 1998, unless extended.

           4. The Issuers have agreed to pay the expenses of the Exchange Offer except as provided in the Prospectus and the Letter of Transmittal.

           5. Any transfer taxes incident to the transfer of Existing Notes from the tendering Holder to the Issuers will be paid by the Issuers, except as provided in the Prospectus and the Letter of Transmittal.

      The Exchange Offer is not being made to nor will exchange be accepted from or on behalf of holders of Existing Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

      If you wish to have us tender any or all of your Existing Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Existing Notes held by us and registered in our name for your account or benefit.

                                  INSTRUCTIONS

      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein in connection with the Exchange Offer of Las Vegas Sands, Inc. and Venetian Casino Resort, LLC relating to the Existing Mortgage Notes and the Existing Senior Subordinated Notes, including the Prospectus and the Letter of Transmittal.

      This form will instruct you to exchange the aggregate principal amount of Existing Mortgage Notes and/or Existing Senior Subordinated Notes indicated below (or, if no aggregate principal amount is indicated below, all Existing Notes) held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal.


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            Aggregate Principal Amount of Existing Mortgage Notes to
                                  be exchanged

                          $___________________________*

                  Aggregate Principal Amount of Existing Senior
                       Subordinated Notes to be exchanged

                          $___________________________*

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*I (we) understand that if I (we) sign these instruction forms without indicating an aggregate principal Signature(s) amount of Existing Notes Signature(s) in the space above, all Existing Notes held by you for my (our) account will be exchanged.

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Signature(s)


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Capacity (full title), if signing in a
fiduciary or representative capacity

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Name(s) and address, including zip code

Date:
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Area Code and Telephone Number


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Taxpayer Identification or Social
Security Number